EXHIBIT 10.46


THIS AGREEMENT is made on 5th February, 2002

BETWEEN:

(1) Hansen Energy Limited, whose registered office is 51-55 The Pantiles, Tunbridge Wells, Kent TN2 5TD, United Kingdom ("Hansen"), and

(2) EuroGas Inc, whose registered office is 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, United States of America ("EuroGas")


1    Definitions

The following shall have the following meanings:

1.1  `Board': the Board of directors of EuroGas.

1.2  `Commencement Date': February 1, 2002

1.3  `Conditions': the provisions contained in clauses 3 to 13

1.4 `Term': from the Commencement Date for a period of 3 (three) years and subsequently as agreed by the parties

2    Appointment

     EuroGas engages Hansen to provide the services of Dr Michael J. Slater as adviser to EuroGas' business for the Term.

3    Hansen's Obligations

3.1 During the Term, Hansen shall provide the services of Dr Michael J. Slater and unless prevented by ill-health he shall devote such of his sole time and abilities to EuroGas' business as may be necessary for the proper exercise of his duties as the Board shall deem necessary. It is accepted that Dr Slater will generally work eight hours per working day, work being excluded during public holidays and further that Dr Slater will take 28 days holiday per year.

3.2 Hansen agrees Dr Michael J. Slater will advise and assist EuroGas in all matters related to its energy businesses. Hansen further agrees that EuroGas may give Dr Slater the title of President.

4    EuroGas' Obligations

4.1 In consideration of the services to be rendered by Hansen under this agreement EuroGas shall pay to Hansen:

     4.1.1. A fee of $400,000 (Four Hundred Thousand United States Dollars) per calendar year payable pro rata each month on the last day of the calendar month commencing with a proportional payment on February 28, 2002.

     4.1.2. Such additional sums (if any) as shall from time to time be determined by the Board having regard to the services rendered by Hansen.

4.2 Hansen shall be entitled to a rateable proportion of the sum or sums payable under this clause for any broken part of the year during which this agreement subsists.

4.3 EuroGas shall reimburse to Hansen all reasonable travelling and other expenses properly documented by Dr Michael J. Slater in the performance of duties under this agreement provided that EuroGas may require any such expenses be duly vouched by written evidence where procurable. EuroGas agree that they will accept payment for Business Class, or similar, flights within Europe where available, and First Class flights outside Europe where available.

4.4 United States Dollar Payments under this agreement shall be made to Hansen's bank account as follows: Hansen Energy Limited, Barclays Bank, 73-75 Calverley Road, Tunbridge Wells, Kent TN1 2UZ, United Kingdom, sorting code 20-88-13, account number 74990033, swift code BAR GB22.

     Pound Sterling Payments under this agreement shall be made to Hansen's bank account as follows: Hansen Energy Limited, Barclays Bank, 73-75 Calverley Road, Tunbridge Wells, Kent TN1 2UZ, United Kingdom, sorting code 20-88-13, account number 30960047, swift code BAR GB22.

     Hansen shall forward invoices under this agreement for payment to EuroGas Inc, Suite 1006, 100 Park Royal, West Vancouver, BC, Canada V7T 1A2. Hansen shall forward copies of invoices to EuroGas GmbH, Kartner Ring 5-7, Top 4-d, 1010 Vienna, Austria.

5    VAT

5.1 All sums payable under this agreement unless otherwise stated are exclusive of VAT and other duties or taxes.

5.2 Any VAT or other duties or taxes payable in respect of such sums shall be payable in addition to such sums.

6    Secrecy

Hansen shall not at any time during or within one year of the Term divulge or allow to be divulged to any person any confidential information relating to the business or affairs of EuroGas other to persons who have signed a secrecy undertaking in the form approved by EuroGas.

7    Termination

The following obligations are conditions of this agreement and any breach of them shall be deemed a fundamental breach of this agreement which shall
determine   this  agreement  is  immediately  terminated  and  the rights and liabilities of the parties shall thereafter be determined to be terminated:

7.1 Failure of EuroGas to make punctual payment of all sums due to Hansen under the terms of this agreement.

7.2  Failure of Hansen to observe any obligation under this agreement.


8    Delivery of documents on termination

Hansen shall upon termination of this agreement deliver to EuroGas all correspondence, documents, papers relating to specifications and any property belonging to EuroGas, which may be under its possession or control.

9    Amalgamation or reconstruction of EuroGas

If before the end of the Term the engagement of Hansen shall be terminated by reason of the winding up of EuroGas for the purpose of amalgamation or reconstruction or as a part of any arrangement for amalgamation not involving winding up and Hansen shall be offered an engagement with the amalgamated or reconstructed company for a period of not less than the unexpired part of the Term and on terms not less favorable than the terms of this agreement Hansen shall have no claim against EuroGas in respect of such termination.

10   Status of Hansen

10.1 During the Term Hansen is providing the services of Dr Michael J Slater who is not the servant of EuroGas.

10.2 In such capacity Hansen and where necessary under English Law Dr Michael J. Slater shall bear exclusive responsibility for the payment of national insurance contributions and for the discharge of any income tax and (subject to clause 5) VAT liability out of any remuneration for work performed under this agreement

11   Supersedes prior agreements

This agreement supersedes any prior agreement between the parties whether written or oral and any such prior agreements are cancelled as at the Commencement Date but without prejudice to any rights which have already accrued to either of the parties.


12   Headings

Headings contained in this agreement are for reference purposes only and should not be incorporated into this agreement and shall not be deemed to be any indication of the meanings of the clauses to which they relate.


13   Governing Law

This agreement shall be governed by and construed in accordance with English Law and the parties hereby irrevocably submit to the exclusive jurisdiction of the English Courts.


IN WITNESS whereof this agreement has been signed by the duly authorised representatives of the Parties on the day and year first above written.




/s/ Michael Slater
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Signed for and on behalf of
Hansen Energy Limited





/s/  Wolfgang Rauball
---------------------
Signed for and on behalf of
EuroGas Inc